Exhibit 10.2

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
This AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 30, 2015 made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented, restated, amended and restated, refinanced, replaced or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among SIX FLAGS ENTERTAINMENT CORPORATION, a Delaware corporation (“Parent”), SIX FLAGS OPERATIONS INC., a Delaware corporation (“Holdings”), SIX FLAGS THEME PARKS INC., a Delaware corporation (the “Borrower”), the Administrative Agent and the other agents named therein, for the ratable benefit of the Secured Parties (as defined herein), which Amended and Restated Credit Agreement amends and restates that certain Credit Agreement dated as of December 20, 2011 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) among Parent, Holdings, the Borrower, the banks and other financial institutions or entities party thereto and Wells Fargo Bank, National Association, as administrative agent.
W I T N E S S E T H:
WHEREAS, concurrently herewith, the Borrower is entering into the Amended and Restated Credit Agreement pursuant to which the Lenders have agreed to make loans and other credit available to the Borrower;
WHEREAS, pursuant to the Existing Credit Agreement, the Borrower, certain of the Grantors and the Administrative Agent previously entered into that certain Guarantee and Collateral Agreement, dated as of December 20, 2011 (as heretofore amended, restated, supplemented or otherwise modified from time to time, and in effect immediately before giving effect to the amendment and restatement thereof pursuant to this Agreement, the “Existing Guarantee and Collateral Agreement”);
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Amended and Restated Credit Agreement;
WHEREAS, the Borrower has requested that the Existing Guarantee and Collateral Agreement be amended and restated in its entirety in the form set forth herein;
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Amended and Restated Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties; and
WHEREAS, it is the intent of the parties hereto that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement,
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and to induce the Qualified Counterparties to enter into the Specified Cash Management Agreements and Specified Hedge Agreements, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I.
DEFINED TERMS
Section 1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated

Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 9 thereof): Accounts, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Intermediary, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts, Securities Entitlement, Supporting Obligations and Uncertificated Security; provided that none of the foregoing New York UCC terms shall be deemed to include Excluded Assets. All references herein to provisions of the Uniform Commercial Code shall include all successor provisions under any subsequent version or amendment to any Article of the Uniform Commercial Code.
(b)    The following terms shall have the following meanings:
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.
“Agreement”: this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Amended and Restated Credit Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrower Obligations”: the collective unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Agreement or any other document made, delivered or given by any Loan Party in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by the Borrower) or otherwise.
“Collateral”: as defined in Section 3.
“Control Agreement”: an agreement, among any Grantor, any bank, securities intermediary or commodity intermediary, and the Administrative Agent, which agreement is in a form reasonably acceptable to the Administrative Agent and the Borrower and which agreement provides or purports to provide the Administrative Agent with “control” (within the meaning of Section 9-104 or 9-106 and/or 8-106 of the UCC, as applicable) over the deposit account(s), securities account(s) or commodity account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.
“Copyrights”: (i) all works of authorship and copyrights arising under the laws of the United States, any group of countries, other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations thereof, and all applications in connection therewith, including, without limitation, all registrations and applications in the United States Copyright Office, including, without limitation, any of the foregoing listed in Schedule 5, and (ii) the right to obtain all renewals thereof.
“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, including, without limitation, any of the foregoing listed in Schedule 5.
“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a bank.
“Excluded Accounts”: (i) those Deposit Accounts that are used exclusively for payroll, payroll taxes, workers compensation and employee benefits, or withholding taxes or other trust accounts, (ii) the Escrow Account under and as defined in the Subordinated Indemnity Escrow Agreement (solely with respect to amounts that are required to be escrowed thereby), (iii) accounts maintained with a depository institution (or branch thereof) located outside of the United States and (iv) those Deposit Accounts, Securities Accounts and Commodity Accounts that have an overnight balance of which in the aggregate, together with the overnight balance of all such other Deposit Accounts, Securities Accounts and Commodity Accounts excluded pursuant to this clause (iv), do not exceed $1,500,000.
“Excluded Assets”: the collective reference to (i) all Capital Stock owned by any Grantor in (A) any Excluded Subsidiary (other than any Excluded Foreign Subsidiary), (ii) any Trademark License with Warner Bros. or its affiliates that expressly prohibits the granting of a security interest therein (including but not limited to (A) those licenses contemplated by the German WB Acquisition, and (B) the Amended and Restated License Agreement #5854-WB/DC dated as of April 1, 1998 with the Borrower and the License Agreement #8898-TOON dated January 1, 1998 between the Borrower and Warner Bros. Consumer Products Division (Cartoon Network), as any of the foregoing may be amended from time to time), except, in each case, to the extent that such term in such license providing for such prohibition, now or in the future, is deleted or otherwise absent or is ineffective under applicable law (including Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction), (iii) any other Trademark License that expressly prohibits the granting of a security interest therein, except, in each case, to the extent that such term in such license providing for such prohibition is ineffective under applicable law (including Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction), (iv) that portion of the Capital Stock of any Excluded Foreign Subsidiary that is in excess of 65% of the total outstanding Foreign Subsidiary Voting Stock of such Excluded Foreign Subsidiary, (v) any Property (including Capital Stock) owned by any Excluded Foreign Subsidiary, (vi) any Property owned by any Grantor to the extent that creation of a security interest therein would be prohibited by, or result in a violation of, or constitute a default or forfeiture under, or create a right of termination in favor of, or require the consent of any party to, a Requirement of Law or Contractual Obligation (other than the Partnership Parks Agreements) binding on any Grantor that is the owner of such Property (provided that, with respect to Property acquired after the date hereof, such Contractual Obligation existed at the time such property was acquired and was not entered into in anticipation of such acquisition); provided, however, that (A) such Property shall no longer constitute “Excluded Assets” immediately at such time as such security interest ceases to be prohibited by a binding Contractual Obligation and (B) the foregoing limitation shall not apply to the extent that the prohibition contained in such Contractual Obligation is ineffective under applicable law, including Section 9-406, 9-407, 9-408, or 9-409 of the Uniform Commercial Code of any relevant jurisdiction and provided, further, in the case of clauses (i) - (vi) above, in no event shall the foregoing prohibition apply to Proceeds of the foregoing, except to the extent such Proceeds constitute Excluded Assets, (vii) any Property of any Grantor to the extent that in the reasonable judgment of the Administrative Agent and the Borrower that the costs of obtaining a security interest in such Property is excessive in relation to the value of the security to be afforded thereby and (viii) any United States intent-to-use Trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law.
“Excluded Swap Obligation”: with respect to any Guarantor (individually on a Guarantor by Guarantor basis), as it related to (x) all or a portion of the Guarantee hereunder of such Swap Obligation or (y) the grant by such Guarantor of a security interest to secure such Swap Obligation, and Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee hereunder thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee hereunder of such Guarantor would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.
“Existing Credit Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Grantors” shall have the meaning assigned to such term in the preamble hereto; provided that, for the avoidance of doubt, no Excluded Subsidiary shall be a Grantor.
“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, or any Specified Hedge Agreements or Specified Cash Management Agreements to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor).
“Guarantors”: the collective reference to each Grantor other than the Borrower.
“Holdings” shall have the meaning assigned to such term in the preamble hereto.
“Infringement”: infringement, misappropriation, dilution or other impairment or violation.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks, the Internet Domain Names, and all proprietary and confidential information and data, databases and trade secrets, whether written or unwritten, and all rights to sue at law or in equity for any Infringement of any of the foregoing, including the right to receive all proceeds and damages therefrom; provided that Intellectual Property excludes any Excluded Assets.
“Intellectual Property Licenses”: all Copyright Licenses, Patent Licenses, and Trademark Licenses.
“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Parent or any of its Subsidiaries.
“Internet Domain Names”: all domain names consisting of any combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location and any right related to the registration thereof.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock; provided that Investment Property shall not include any Excluded Assets.
“Issuers”: the collective reference to each issuer of any Investment Property.
“Lenders” shall have the meaning assigned to such term in the preamble hereto.
“Material Trademarks”: all Trademarks included in the Collateral that are material to the business of the applicable Grantor.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
“Parent” shall have the meaning assigned to such term in the preamble hereto.
“Patents”: (i) all letters patent of the United States, any group of countries, other country or any political subdivision thereof, all reissues and extensions thereof, and (ii) all applications for letters patent of the United States or any group of countries, other country or any political subdivision thereof, and all reissues, divisions, extensions, continuations and continuations-in-part thereof, similar legal protections related thereto, or rights to obtain the foregoing, including, without limitation, any of the foregoing listed in Schedule 5.
“Patent License”: any written agreement providing for the grant by or to any Grantor of any right to make, have made, manufacture, use or sell (directly or indirectly), offer to sell, import or dispose of any invention or practice any method covered in whole or in part by a Patent, including, without limitation, any of the foregoing listed in Schedule 5.
“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business), excluding any Excluded Assets.
“Pledged Securities”: any Instruments, Certificated Securities, Chattel Paper and Investment Property.
“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, excluding any Excluded Assets; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary, or any Capital Stock held by any Excluded Foreign Subsidiary, be required to be pledged hereunder.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Qualified ECP Guarantor: in respect of any Swap Obligations, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Registered Intellectual Property”: all registrations and applications for registration of Trademarks, Patents, and Copyrights.
“Secured Parties”: the collective reference to the Agents, the Lenders and each Qualified Counterparty, and shall include all former Agents, Lenders and, subject to Section 12.16(b) of the Amended and Restated Credit Agreement, Qualified Counterparties, to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or, subject to Section 12.16(b) of the Amended and Restated Credit Agreement, Qualified Counterparties and such Obligations have not been paid or satisfied in full.

“Securities Act”: the Securities Act of 1933, as amended.
“Subsidiary Guarantor”: each Grantor other than Parent, Holdings and the Borrower.
“Swap Obligation” :with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Trademarks”: (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any group of countries, other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing listed in Schedule 5, and (ii) the right to obtain all renewals thereof.
“Trademark License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing listed in Schedule 5, but excluding the Excluded Assets.
“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.
Section 1.2    Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole as amended from time to time and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
(d)    Section 1.2 of the Credit Agreement is incorporated herein by reference mutatis mutandis.
ARTICLE II.
GUARANTEE
Section 2.1    Guarantee.    (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided that for any applicable Loan Party, the Obligations shall not include any Excluded Swap Obligation and each of the Guarantors hereby acknowledges and agrees that the guarantee provided for in this Section 2 is a guarantee of payment and not of collection.
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Security Documents and the maximum amount which may be secured by the Liens granted with respect to the Collateral hereunder and the Collateral under the other Security Documents, in each case, shall in no event exceed the amount which can be guaranteed by such Guarantor, or secured by assets of such Guarantor, under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)    Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.
(d)    The guarantee contained in this Section 2 shall remain in full force and effect until all of the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than obligations under Specified Hedge Agreements and Specified Cash Management Agreements and contingent obligations not then due and payable), no Letter of Credit shall be outstanding (unless such Letter of Credit has been cash collateralized on terms and conditions reasonably satisfactory to the applicable Issuing Lender or a backstop Letter of Credit reasonably acceptable to the applicable Issuing Lender is in place) and the Commitments shall be terminated, notwithstanding that from time to time the Borrower may be free from any Obligations.
(e)    No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.
Section 2.2    Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.
Section 2.3    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full (other than obligations under Specified Hedge Agreements and Specified Cash Management Agreements and contingent obligations not then due and payable), no Letter of Credit shall be outstanding (unless such Letter of Credit has been cash collateralized on terms and conditions reasonably satisfactory to the applicable Issuing Lender or a backstop Letter of Credit reasonably acceptable to the applicable Issuing Lender is in place) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
Section 2.4    Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party, and the Amended and Restated Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, restated, amended and restated, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, certain Lenders or all Lenders, as the case may be, in each case pursuant to the terms of the Amended and Restated Credit Agreement) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
Section 2.5    Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Amended and Restated Credit Agreement or any other Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 2.6    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 2.7    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in immediately available funds in the currency in which the relevant Obligation is denominated, at the applicable Payment Office.
Section 2.8    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the discharge of Obligations hereunder. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III.
GRANT OF SECURITY INTEREST
Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations and, for the avoidance of doubt, the Borrower’s Obligations:
(a)    all Accounts;
(b)    all Chattel Paper;
(c)    all Deposit Accounts;
(d)    all Documents;
(e)    all General Intangibles;
(f)    all Goods (including, without limitation, Equipment, Fixtures and Inventory);
(g)    all Instruments;
(h)    all Intellectual Property and Intellectual Property Licenses;
(i)    all Investment Property (including, without limitation, Commodity Accounts and Securities Accounts);
(j)    all Letter-of-Credit Rights;
(k)    all Commercial Tort Claims, including those set forth on Schedule 7;
(l)    all other personal property not otherwise described above;

(m)    all books and records pertaining to the Collateral; and
(n)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Notwithstanding the foregoing, (i) the Collateral shall not include (nor shall any defined terms used therein include) any Excluded Asset and (ii) the Partnership Parks Entities and their Property subject to the Partnership Parks Agreements, and the Capital Stock of GP Holdings, Inc. owned by Parent, shall be expressly excluded from, and shall not be subject to, any provisions of this Agreement so long as the creation of a security interest under, or the execution of, this Agreement is prohibited by a Contractual Obligation binding on the Partnership Parks Entities as in effect on the Closing Date (subject to the proviso at the end of this clause (ii)) or, with respect to the Capital Stock of GP Holdings, Inc. owned by Parent, is prohibited by the Partnership Parks Agreements as in effect on the Closing Date (subject to the proviso at the end of this clause (ii)); provided that Parent and its Subsidiaries may, subject to Section 9.14(b) of the Amended and Restated Credit Agreement, enter into amendments, restatements, supplements or other modifications to the Partnership Parks Agreements and replacement agreements having a substantially similar purpose to the Partnership Parks Agreements so long as, in each case, there is no adverse effect on the Lien purported to be created by the Security Documents in the assets of (x) Parent (other than with respect to the Capital Stock of GP Holdings, Inc.) and (y) Holdings, Borrower or any of their Subsidiaries. With respect to the creation or perfection of security interests in assets located or titled outside of the United States, no Loan Party shall be required to take any action in any non-U.S. jurisdiction or as required by the laws of any non-U.S. jurisdiction.
None of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Assets.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and to induce the Qualified Counterparties to enter into the Specified Cash Management Agreements and Specified Hedge Agreements, as applicable, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:
Section 4.1    Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
(b)    All the shares of the Pledged Stock issued by each Issuer (other than any Issuer that is a Foreign Subsidiary to the extent such concept is not applicable in the jurisdiction of organization of such Issuer) have been duly and validly issued and (other than in respect of partnerships and limited liability company interests) are fully paid and nonassessable.
(c)    Each of the Pledged Notes, to the knowledge of the Grantors, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(d)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, any other Person, except the security interest created by this Agreement and other Liens not prohibited by the Loan Documents.

Section 4.2    Intellectual Property. (a) Schedule 5 lists all (i) Registered Intellectual Property and all material Internet Domain Names owned by such Grantor on the date hereof and (ii) all material Registered Intellectual Property exclusively licensed by such Grantor as of the date hereof, noting in each case the relevant registration, application or serial number, the jurisdiction of registration or application, and, in the case of (ii), the title of the license, the counterparty to such license and the date of such license, provided that with respect to the foregoing clause (ii), the applicable Registered Intellectual Property is identified in the applicable license.
(b)    [Reserved].
(c)    Such Grantor owns (and has the right to use), or is licensed to use, all Intellectual Property material to the conduct of its business as currently conducted, free and clear of all Liens other than Permitted Liens. Such Grantor has taken all reasonable actions to protect, preserve and maintain such Intellectual Property except where failure to take such actions would otherwise be permitted by Sections 9.5(c)(i) and (c)(xvi) of the Amended and Restated Credit Agreement. Except as could not reasonably be expected to have a Material Adverse Effect, (i) all such Intellectual Property is valid and enforceable and (ii) all Registered Intellectual Property has not expired or been abandoned except as would otherwise be permitted by Sections 9.5(c)(i) and (c)(xvi) of the Amended and Restated Credit Agreement. No claim, action or proceeding is pending by any Person or, to the knowledge of such Grantor, threatened, on the date hereof, and no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator, which may limit, cancel or challenge the validity, enforceability, ownership or use of, any Intellectual Property included in the Collateral, except for claims, actions, proceedings, holdings, decisions or judgments which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of such Grantor, (i) the operation of the business of such Grantor does not Infringe the Intellectual Property rights of any Person, and, (ii) no Person is Infringing any Intellectual Property owned by such Grantor, in each case, to an extent which could reasonably be expected to have a Material Adverse Effect.
(d)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) such Grantor is not in breach of any Intellectual Property Licenses to which it is a party, and (ii) no Person is in breach of such Intellectual Property Licenses.
Section 4.3    Deposit Accounts and Securities Accounts. Schedule 6 correctly sets forth, on the date hereof, each Deposit Account, Securities Account and Commodity Account held or maintained by such Grantor on the date hereof, and indicates the bank or intermediary at which the account is held and the account number and whether such account is an Excluded Account.
Section 4.4    Commercial Tort Claims and Letter-of-Credit Rights. On the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $2,500,000 (or in excess of $5,000,000 for all Commercial Tort Claims), or any Letter-of-Credit Right with a value in excess of $2,500,000 (or in excess of $5,000,000 for all Letter-of-Credit Rights), other than in each case as set forth on Schedule 7.
Section 4.5    Additional Representations and Warranties.
(a)    On the date of this Agreement, such Grantor’s full legal name, type of organization, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and good standing certificate from its jurisdiction of organization as of a date which is recent to the date hereof.
(b)    Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full corporate, limited liability company or partnership power (as applicable) and authority to grant to the Administrative Agent a security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval, as the case may be, that has been obtained and is in full force and effect or (ii) those consents or approvals, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
(c)    The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations for filing, in each governmental, municipal or other office specified in Schedule 3 hereto, and with respect to Collateral consisting of registered and applied for United States Patents, Trademarks, or Copyrights, to the extent required by applicable Federal law, filings made at the United States Patent and Trademark Office and the United States Copyright Office, as applicable, are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which a security interest may be granted under Article 9 of the New York UCC and perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Notwithstanding anything to the contrary herein, nothing in this Agreement or any other Loan Document shall require any Grantor to make any filings or take any actions (or imply that it is required to make or has made any such filings or taken any such actions) to record or perfect the Administrative Agent’s Lien on and security interest in any Intellectual Property Collateral or other Collateral located or titled outside the United States or in any non-United States Intellectual Property Collateral,
(d)    The security interest granted to the Administrative Agent constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 4.5(c), a perfected security interest in all Collateral in which a security interest may be granted under Article 9 of the New York UCC and perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The security interest granted to the Administrative Agent is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted under the Amended and Restated Credit Agreement.
(e)    The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens under the Amended and Restated Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code of any jurisdiction or any other applicable laws covering any Collateral or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens and assignments expressly permitted under the Amended and Restated Credit Agreement, or those which are for notice purposes only.
(f)    Subject to Section 8.10 of the Amended and Restated Credit Agreement, each Grantor has taken all actions necessary, including without limitation those specified in Section 5.1 to establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the Uniform Commercial Code of the applicable jurisdiction) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts and establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the Uniform Commercial Code of the applicable jurisdiction) over all Deposit Accounts (other than Excluded Accounts).
ARTICLE V.
COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than obligations under Specified Hedge Agreements and Specified Cash Management Agreements and contingent obligations not then due and payable) (except as otherwise set forth in Section 12.16 of the Amended and Restated Credit Agreement), no Letter of Credit (unless such Letter of Credit has been cash collateralized on terms and conditions reasonably satisfactory to the applicable Issuing Lender or a backstop Letter of Credit reasonably acceptable to the applicable Issuing Lender is in place) shall be outstanding and the Commitments shall have terminated:
Section 5.1    Pledged Securities.
(a)    Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated Capital Stock, but only for so long as such Capital Stock remains uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 5.1.
(b)    Each Grantor will cause any Indebtedness for borrowed money (other than intercompany loans among Loan Parties, which shall be governed by Section 6.6 of this Agreement) having an aggregate principal amount in excess of $2,500,000 (or in excess of $5,000,000 for all amounts owed to the Grantors as Indebtedness for borrowed money) owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.
(c)    Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Securities shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as Schedule 2 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
(d)    At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, and without limiting any other provisions in this Agreement, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any United States jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts (other than Excluded Accounts), Letter-of-Credit Rights and any other relevant Collateral, executing Control Agreements and taking any other actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
(e)    No Grantor shall vote to enable or take any another action to cause any issuer of any Pledged Securities which are not securities (for purposes of the applicable Uniform Commercial Code) on the date hereof to elect or otherwise take any action to cause such Pledged Securities to be treated as securities for purposes of the applicable Uniform Commercial Code without notifying the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” (within the meaning of the applicable Uniform Commercial Code) thereof.
(f)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.1(e) or 5.4(b) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.2(d) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.2(d) or 6.7 with respect to the Investment Property issued by it.

Section 5.2    Intellectual Property. (a) Except as permitted by Sections 9.5(c)(i) and (c)(xvi) of the Amended and Restated Credit Agreement, such Grantor will, or will use its commercially reasonable efforts to cause its licensees to, (i) continue to use each Material Trademark in order to maintain such Material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain in all material respects as in the past the quality of all products and services offered under any Material Trademark, (iii) use each Material Trademark with all appropriate notices of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any new mark, or any mark which is confusingly similar or a colorable imitation of a Trademark included in the Collateral unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and will use commercially reasonable efforts to prohibit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby a Material Trademark could reasonably be expected to become invalidated or diluted in any way, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.
(b)    Except as permitted by Sections 9.5(c)(i) and (c)(xvi) of the Amended and Restated Credit Agreement, such Grantor will not do any act, or omit to do any act (and will use commercially reasonable efforts to ensure that any licensee or sublicensee does not do any act or omit to do any act) whereby any material Patent included in the Collateral is abandoned or dedicated to the public, or allowed to prematurely lapse.
(c)    Such Grantor will not do any act or knowingly omit to do any act (and will use commercially reasonable efforts to ensure that any licensee or sublicensee does not do any act or omit to do any act) whereby any material portion of the Copyrights included in the Collateral could reasonably be expected to become invalidated or otherwise materially impaired. Such Grantor will not do any act (and will use commercially reasonable efforts to ensure that any licensee or sublicensee does not do any act) whereby a material portion of any Copyright included in the Collateral falls into the public domain.
(d)    Such Grantor will not (and will use commercially reasonable efforts to ensure that any licensee or sublicense does not) knowingly Infringe in any material respect upon the Intellectual Property rights of any other Person.
(e)    Such Grantor will notify the Administrative Agent in the next Compliance Certificate required to be delivered by it pursuant to Section 8.1(f) of the Amended and Restated Credit Agreement if it knows, or has reason to know, that any Registered Intellectual Property listed or required to be listed in Schedule 5 may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, or any court or tribunal in any country) regarding such Grantor’s rights in, or the validity, enforceability, ownership or use of, any Intellectual Property listed in Schedule 5 or otherwise material to such Grantor’s business, including, without limitation, such Grantor’s right to register or maintain same.
(f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of, or file an application for the registration of, any Registered Intellectual Property with the United States Copyright Office or the United States Patent and Trademark Office, or any similar office or agency in any group of countries, other country or any political subdivision thereof, such Grantor shall report such acquisition, licensing or filing to the Administrative Agent on the first Compliance Certificate delivered pursuant to Section 8.1(f) of the Amended and Restated Credit Agreement after such acquisition, licensing, or filing. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Secured Parties security interest in any Registered Intellectual Property which is not an Excluded Asset.
(g)    Except as permitted by Sections 9.5(c)(i) or (c)(xvi) of the Amended and Restated Credit Agreement, such Grantor will take all reasonably necessary actions to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Registered Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)    In the event that any material Intellectual Property included in the Collateral is Infringed by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if the failure to successfully enforce such Intellectual Property would have a Material Adverse Effect, promptly notify the Administrative Agent after it learns thereof and, after taking reasonable and customary measures to stop such Infringement and where appropriate in such Grantor’s reasonable business judgment, sue for Infringement, seek injunctive relief and to recover any and all damages for such Infringement.
Section 5.3    Additional Covenants.
(a)    The Borrower agrees, on its own behalf and on behalf of each Grantor, to notify the Administrative Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization of any Grantor, (iii) in the jurisdiction of organization of any Grantor, or (iv) if such Grantor is not a registered organization, in the chief executive office of any Grantor, within 15 days (or such longer period as the Administrative Agent shall reasonably agree not to exceed 30 days) of any such change. Such Grantor shall take all actions necessary to maintain the continuous validity, perfection and the same priority of the Administrative Agent’s security interest in the Collateral granted or intended to be granted under the Loan Agreements.
(b)    Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted by the Amended and Restated Credit Agreement.
(c)    The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect its security interest and the rights and remedies created hereby (subject to the limitations herein), including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting to the Administrative Agent of a security interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral that is in excess of $2,500,000 (or in excess of $5,000,000 for all amounts) shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.
(d)    After an Event of Default has occurred or is continuing, at its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Amended and Restated Credit Agreement or this Agreement and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent within 10 days after written demand for any payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Loan Documents.
(e)    If at any time any Grantor shall take a security interest in any property of any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account (an “Account Debtor”), or any other Person, the value of which is in excess of $2,500,000 (or in excess of $5,000,000 in the aggregate for all property in which Grantors take a security interest in the manner contemplated by this clause (e)), to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
(f)    Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the material conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance to the extent the Borrower would be required to do so by Section 12.5 of the Credit Agreement if such claim for indemnification arose thereunder.
(g)    If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $2,500,000 (or the Grantors collectively hold or acquire Commercial Tort Claims in the aggregate exceeding $5,000,000 at any time), such Grantor shall promptly notify the Administrative Agent in writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Administrative Agent.
(h)    If the aggregate amount of all Letter-of-Credit Rights held by all Grantors exceeds $10,000,000, the Borrower shall promptly notify the Administrative Agent in writing and the Grantors shall take such actions to establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the Uniform Commercial Code of the relevant jurisdiction) over such Letter-of Credit Rights, pursuant to a document in form and substance reasonably satisfactory to the Administrative Agent, as may be reasonably requested by the Administrative Agent at its option.
(i)    If the aggregate book value of all Vehicles owned by all such Grantors exceeds $10,000,000, the Borrower shall promptly notify the Administrative Agent in writing and the Grantors shall take such actions in respect of the perfection of the Administrative Agent’s security interest in such Vehicles as may be reasonably requested by the Administrative Agent (it being understood that having the Administrative Agent’s name added to the title of such vehicles in the relevant jurisdictions shall be deemed to be reasonable).
Section 5.4    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce its security interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
(a)    Instruments. If any Grantor shall at any time hold or acquire any Instruments (other than in respect of intercompany loans among Loan Parties, which shall be governed by Section 6.6 of this Agreement) constituting Collateral and evidencing an amount in excess of $2,500,000 (or in excess of $5,000,000 for all Instruments held or acquired by the Grantors), such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(b)    Investment Property. If any Grantor shall at any time hold or acquire any certificated Capital Stock, such Grantor shall, to the extent such Capital Stock is not an Excluded Asset, forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request. If any Capital Stock, to the extent such Capital Stock is not an Excluded Asset, now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof and, unless the Administrative Agent in its sole discretion in writing advises such Grantor that such Grantor does not need to take the following actions, then pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the Issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such instructions or directions to any such Issuer, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.
(c)    Deposit Accounts, Securities Accounts and Commodity Accounts. Subject to Section 8.10 of the Amended and Restated Credit Agreement and the final sentence of this clause (c), no Grantor shall maintain any Deposit Account, Securities Account or Commodity Account (other than, in each case, Excluded Accounts) unless such Deposit Account, Securities Account or Commodity Account is subject to a Control Agreement or is otherwise subject to the “control” of the Administrative Agent (as defined in Section 9-104, 8-106 and 9-106 of the UCC) in favor of the Administrative Agent for the benefit of the Secured Parties. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any entitlement orders or instructions or directions to any bank, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.
ARTICLE VI.
REMEDIAL PROVISIONS
Section 6.1    Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor (provided that the Administrative Agent shall not exercise the foregoing right with respect to an Event of Default unless it has given the Borrower two Business Days’ prior written notice (other than with respect to Events of Default under Section 10(a), Section 10(g), Section 10(h) or Section 10(i) of the Amended and Restated Credit Agreement, with respect to which no such notice shall be required)) and (b) the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
Section 6.2    Voting Rights; Dividends and Interest.
(a)    Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Borrower five (5) Business Days’ prior written notice that the rights of the Grantors under this Section 6.2 are being suspended:
(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not in violation of the terms of this Agreement, the Amended and Restated Credit Agreement and the other Loan Documents.
(ii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Amended and Restated Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral (subject to the limitations in the definition thereof), and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).

(b)    Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(ii) of this Section 6.2, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(ii) of this Section 6.2 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 6.2 shall be (i) held in trust for the benefit of the Administrative Agent, (ii) segregated from other property or funds of such Grantor and (iii) forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.4. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 6.2 and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 6.2, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 6.2 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 6.2.
(d)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any non-cash dividends or other non-cash payments with respect to the Investment Property directly to the Administrative Agent and, after such Issuer receives notice from the Administrative Agent that an Event of Default has occurred, pay any cash dividends or other payments with respect to the Investment Property directly to the Administrative Agent.
(e)    In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor (i) shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
Section 6.3    Additional Remedies upon Default.
(a)    Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a Secured Party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Administrative Agent deems appropriate (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, provided that, with respect to any Collateral consisting of Pledged Stock of any Issuer that is not a Wholly Owned Subsidiary, such exercise shall be subject to any limitations or prohibitions of any Contractual Obligations among the holders of such Issuer’s Capital Stock; and (v) subject to the mandatory requirements of applicable law, consent to the use by any Grantor of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable and/or may sell, assign, lease, license or otherwise dispose of, or acquire by credit bid on behalf of the Secured Parties, all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery at such time or times and at such price or prices and upon such other terms as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent not prohibited by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
(b)    The Administrative Agent shall give the applicable Grantors ten (10) days’ written notice in advance of any public sale or in advance of the time after which any private sale is to be made (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public or private sale made pursuant to this Agreement, any Secured Party (including the Administrative Agent, for the ratable benefit of the Secured Parties) may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent not prohibited by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. Each Grantor hereby waives, to the extent permitted by law, any claims against the Administrative Agent or any Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that, after the Administrative Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 6.3 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
Section 6.4    Application of Proceeds. Pursuant to the exercise by the Administrative Agent of its remedies or in connection with the acceleration of the Loans and/or the termination of the Commitments, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, and any proceeds of the guarantee set forth in Section 2 in payment of the Obligations in the following order:
First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;
Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations (including interest), pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders and the Qualified Counterparties in respect of Specified Hedge Agreements and Specified Cash Management Agreements according to the amounts of the Obligations then held by each Secured Party (with any prepayment of Loans being applied, first, to Base Rate Loans and, second, to Eurocurrency Loans); and
Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding that have not been cash-collateralized, or that do not have a back stop letter of credit in place, and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
Section 6.5    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.
Section 6.6    Subordination. (a) Each party hereto hereby agrees that all Indebtedness owed to any Loan Party from any other Loan Party shall be evidenced by (i) the Intercompany Subordinated Note, (ii) any promissory notes among Loan Parties listed on Schedule 2 hereto under the heading “Pledged Notes” or (iii) such other promissory note that is pledged and promptly delivered to the Administrative Agent; it being understood and agreed that in respect of any promissory note delivered pursuant to Section 6.6(a)(ii) or Section 6.6(a)(iii), each Grantor hereby agrees that the terms set forth in the Intercompany Subordinated Note in respect of payment blockage during the continuance of certain Events of Default and subordination shall apply to such promissory note mutatis mutandis, and each Grantor acknowledges that it has reviewed such provisions of the Intercompany Subordinated Note and agrees to their applicability, mutatis mutandis, to each such promissory note.
(b)    Without limiting the foregoing, each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the payment in full in cash of such Grantor’s Obligations.
Section 6.7    Registration Rights.
(a)    Upon the occurrence and during the continuance of an Event of Default, (i) if the Loans (with accrued interest thereon) and all other amounts owing under the Loan Documents have become due and payable in accordance with the Amended and Restated Credit Agreement and (ii) if the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.3, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (x) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (y) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (z) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
(b)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(c)    Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Amended and Restated Credit Agreement.
Section 6.8    Grant of Intellectual Property License. During the continuance of an Event of Default, for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property included in the Collateral and the right to sue for past infringement of such Intellectual Property; and (b) agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark included in the Collateral and any Inventory that is covered by any Copyright included in the Collateral and the Administrative Agent may finish any work in process and affix any Trademark included in the Collateral and sell such Inventory as provided herein.

Section 6.9    Additional Credit-Bidding Rights of the Administrative Agent. For the avoidance of doubt, each of the Grantors and, by their acceptance of the terms hereof, each of the Secured Parties, agrees that the Administrative Agent shall have the right to “credit bid” the allowed amount of the Obligations during any sale of any of the Loan Parties’ assets pledged as Collateral, including without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any plan subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code.
ARTICLE VII.
THE ADMINISTRATIVE AGENT
Section 7.1    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, financing statements, documents and papers as the Administrative Agent may request (A) to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property, and (B) to perfect such security interest;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with the exercise of any right or remedy provided for in Section 6.3 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Intellectual Property, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of or otherwise deal with, any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) (other than any rights set forth in clause (ii) of Section 7.1(a)) unless an Event of Default shall have occurred and be continuing.
(b)    After an Event of Default shall have occurred and be continuing, if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the then applicable rate per annum at which interest would then be payable on any category of past due Revolving Credit Loans that are Base Rate Loans under the Amended and Restated Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. Each Secured Party, by its authorization of the Administrative Agent’s entering into this Agreement, consents to the exercise by the Administrative Agent of any power, right or remedy provided for herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 7.2    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. The Administrative Agent, any Secured Party and each of their respective officers, directors, employees or agents shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof unless with respect to a Person, such failure constitutes bad faith, gross negligence, willful misconduct or fraud of such Person as determined in a final non-appealable judgment by a court of competent jurisdiction. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their (or their officers, directors, employees or agents’) own bad faith, gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction.
Section 7.3    Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all assets” or “all personal property” or “all assets of the Debtor, whether now existing or hereinafter arising” or words of similar effect in any such financing statements.
Section 7.4    Authority of Administrative Agent.

(a)    Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Amended and Restated Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Only the Administrative Agent may, and may only exercise the remedies provided for herein, as permitted under or required by Section 10 of the Amended and Restated Credit Agreement.
(b)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee set forth in this Agreement, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms of the Amended and Restated Credit Agreement and the Security Documents, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 12.7 of the Amended and Restated Credit Agreement (subject to the pro rata sharing provisions set forth therein) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under the Bankruptcy Code; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10 of the Amended and Restated Credit Agreement and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to the pro rata sharing provisions set forth herein, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
ARTICLE VIII.
MISCELLANEOUS
Section 8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Sections 8.6 and 12.1 of the Amended and Restated Credit Agreement.
Section 8.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.2 of the Amended and Restated Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section 8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
Section 8.4    Enforcement Expenses; Indemnification. (a) Subject to the limitations set forth in Section 12.5 of the Amended and Restated Credit Agreement, each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.
(b)    Each Guarantor agrees to pay, and to save the Administrative Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.5 of the Amended and Restated Credit Agreement.
(c)    Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.5 of the Amended and Restated Credit Agreement.
(d)    The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Amended and Restated Credit Agreement and the other Loan Documents.
Section 8.5    Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent except pursuant to a transaction expressly permitted under the terms of the Credit Agreement.
Section 8.6    Set-Off. Subject to Section 12.21 of the Amended and Restated Credit Agreement, in addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without prior notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, after the occurrence and during the continuance of an Event of Default upon any amount becoming due and payable by the Borrower and each Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but not including any deposits in Excluded Accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of such Grantor, as the case may be. Each Secured Party agrees promptly to notify Parent and the Administrative Agent after any such set-off and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.
Section 8.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 8.10    Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents. Notwithstanding the foregoing, those certain provisions set forth in that certain engagement letter among Parent, Borrower and Wells Fargo Securities, LLC dated as of June 9, 2015 that expressly survive the termination of such engagement letter and the entering into of definitive financing documentation shall survive the entering into of this Agreement and the other Loan Documents. In the event of any conflict between the terms of this Agreement and the provisions of the Amended and Restated Credit Agreement, the provisions of the Amended and Restated Credit Agreement shall control.
Section 8.11    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 8.12    WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Section 8.13    Credit Agreement Provisions. Each of the Agents, the Secured Parties and each Grantor hereby agrees that Section 12.13 (Submission to Jurisdiction; Waivers), Section 12.14 (Acknowledgements) and Section 12.16 (Release of Collateral and Guarantee Obligations) of the Amended and Restated Credit Agreement shall be applicable to this Agreement mutatis mutandis, and each of such parties acknowledges that it has reviewed such provisions and agrees to their applicability, mutatis mutandis, hereto.
Section 8.14    Additional Guarantors and Grantors. Each Subsidiary of Parent that is required to become a party to this Agreement pursuant to Section 8.6 of the Amended and Restated Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Annex I hereto.
Section 8.15    Effect of Amendment and Restatement. On the Closing Date, the Existing Guarantee and Collateral Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Guarantee and Collateral Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (1) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the Existing Guarantee and Collateral Agreement or the other Loan Documents as in effect prior to the Closing Date and which remain outstanding as of the Closing Date, other than in respect of any guarantee of any Excluded Swap Obligation, (2) the “Obligations” under the Existing Guarantee and Collateral Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereafter subject to the terms herein) and (3) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

SIX FLAGS ENTERTAINMENT CORPORATION, as Parent By: /s/ John M. Duffey Name: John M. Duffey Title: Executive Vice President and Chief Financial Officer

SIX FLAGS OPERATIONS INC., as Holdings By: /s/ John M. Duffey Name: John M. Duffey Title: Executive Vice President and Chief Financial Officer

SIX FLAGS THEME PARKS INC., as Borrower By: /s/ John M. Duffey Name: John M. Duffey Title: Executive Vice President and Chief Financial Officer

Signature Page to Amended and Restated Guarantee and Collateral Agreement

FIESTA TEXAS, INC.
FUNTIME, INC.
FUNTIME PARKS, INC.
GREAT AMERICA LLC
GREAT ESCAPE HOLDING INC.
HURRICANE HARBOR GP LLC
HURRICANE HARBOR LP LLC
MAGIC MOUNTAIN LLC
PARK MANAGEMENT CORP.
PREMIER INTERNATIONAL HOLDINGS INC.
PREMIER PARKS HOLDINGS INC.
PREMIER PARKS OF COLORADO INC.
RIVERSIDE PARK ENTERPRISES, INC.
SIX FLAGS AMERICA PROPERTY CORPORATION
SIX FLAGS GREAT ADVENTURE LLC
SIX FLAGS INTERNATIONAL DEVELOPMENT CO.
SIX FLAGS SERVICES, INC.
SIX FLAGS SERVICES OF ILLINOIS, INC.
SIX FLAGS ST. LOUIS LLC
SOUTH STREET HOLDINGS LLC
STUART AMUSEMENT COMPANY

By:   /s/ John M. Duffey
Name: John M. Duffey
Title: Chief Financial Officer

Signature Page to Amended and Restated Guarantee and Collateral Agreement

HURRICANE HARBOR LP

By: Hurricane Harbor GP LLC, its General Partner

By: /s/ John M. Duffey Name: John M. Duffey Title: Executive Vice President and Chief Financial Officer

SIX FLAGS AMERICA LP

By: Funtime, Inc., its General Partner

By: /s/ John M. Duffey Name: John M. Duffey Title: Executive Vice President and Chief Financial Officer

SIX FLAGS GREAT ESCAPE LP GREAT ESCAPE THEME PARK L.P. GREAT ESCAPE RIDES L.P.

By: Great Escape Holdings Inc., their General Partner

By: /s/ John M. Duffey Name: John M. Duffey Title: Executive Vice President and Chief Financial Officer

Signature Page to Amended and Restated Guarantee and Collateral Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By: /s/ Reginald M. Goldsmith III Name: Reginald M. Goldsmith III Title: Managing Director

Signature Page to Amended and Restated Guarantee and Collateral Agreement